                                                                    EXHIBIT 10.4





                             AMENDMENT NUMBER EIGHT
                         TO LOAN AND SECURITY AGREEMENT


                  THIS AMENDMENT NUMBER EIGHT TO LOAN AND SECURITY AGREEMENT (this "Amendment") dated as of February 19, 2002, is entered into among PHONETEL TECHNOLOGIES, INC., an Ohio corporation ("Phonetel"), CHEROKEE COMMUNICATIONS, INC., a Texas corporation ("Cherokee," and together with Phonetel, collectively, jointly and severally, "Borrower"), on the one hand, and, on the other hand, Agent (as hereinafter defined) and the financial institutions (collectively, the "Lenders" and individually, a "Lender") that are signatories to that certain Loan and Security Agreement, dated as of November 17, 1999 (as amended, restated, supplemented, or otherwise modified from time to time, the "Loan Agreement"), entered into among Borrower, Lenders, and FOOTHILL CAPITAL CORPORATION, a California corporation, as agent for the Lenders (herein, in such capacity, referred to as "Agent"), in light of the following:

                                    RECITALS


                  WHEREAS, Borrower has requested that the Lenders amend the Loan Agreement; and

                  WHEREAS, Lenders are willing to amend the Loan Agreement under the terms and conditions set forth in this Amendment.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    AGREEMENT


I. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

II. AMENDMENTS TO THE LOAN AGREEMENT. Upon the Eighth Amendment Effective Date, the parties agree to amend the Loan Agreement as follows:

         2.1 Section 1.1 of the Loan Agreement hereby is amended by inserting the following new defined terms in the proper alphanumerical order:

                  "Eighth Amendment" means that certain Amendment Number Eight to Loan and Security Agreement, dated as of February 19, 2002, among Borrower, Lenders and Agent.





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                  "Eighth Amendment Effective Date" means the date that all
                  conditions set forth in Section 4 of the Eighth Amendment have been satisfied.

                  "Madeleine Lenders" means Madeleine L.L.C. and ARK CLO 2000-1, Limited.

                  "Madeleine Indebtedness" means Indebtedness of Borrower owed to the Madeleine Lenders evidenced by that certain Credit Agreement, dated as of the Eighth Amendment Effective Date, by and among Borrower and the Madeleine Lenders.

                  "Madeleine Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of the Eighth Amendment Effective Date, by and among Agent and the Madeleine Lenders, the form and substance of which shall be satisfactory to Agent.

         2.2 The definition of Permitted Liens hereby is amended by adding the following new subsection (l) immediately after subsection
                  (k) appearing in such definition:

                  (l) subject to the Madeleine Intercreditor Agreement, Liens securing the Madeleine Indebtedness.

         2.3 Section 2.6 of the Loan Agreement hereby is amended by inserting the following new subsection (m) thereof:

                  (m) PAYMENT IN KIND OF CERTAIN INTEREST OWING. Notwithstanding the provisions of subsections (c), (h), (i), (j), (k) and (l) above, (A) interest accrued during the month of August, 2001, otherwise due and payable on September 1, 2001, shall instead be added to principal as of September 1, 2001, and shall thereafter accrue interest at the rate then applicable to Advances hereunder, (B) interest accrued during the month of September, 2001, otherwise due and payable on October 1, 2001, shall instead be added to principal as of October 1, 2001, and shall thereafter accrue interest at the rate then applicable to Advances hereunder, (C) interest accrued during the month of October, 2001, otherwise due and payable on November 1, 2001, shall instead be added to principal as of November 1, 2001, and shall thereafter accrue interest at the rate then applicable to Advances hereunder, (D) interest accrued during the month of November, 2001, otherwise due and payable on December 1, 2001, shall instead be added to principal as of December 1, 2001, and shall thereafter accrue interest at the rate then applicable to Advances hereunder, (E) interest accrued during the month of December, 2001, otherwise due and payable on January 1, 2002, shall instead be added to principal as of January 1, 2002, and shall thereafter accrue interest at the rate then applicable to Advances hereunder,
                  (F) interest accrued during the month of January, 2002, otherwise due and payable on February 1, 2002, shall instead be added to principal as of






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                  February 1, 2002, and shall thereafter accrue interest at the rate then applicable to Advances hereunder, (G) interest accrued during the month of February, 2002, otherwise due and payable on March 1, 2002, shall instead be added to principle as of March 1, 2002, and shall thereafter accrue interest at the rate then applicable to Advances hereunder, (H) interest accrued during the month of March, 2002, otherwise due and payable on April 1, 2002, shall instead be added to principle as of April 1, 2002, and shall thereafter accrue interest at the rate then applicable to Advances hereunder; (I) interest accrued during the month of April, 2002, otherwise due and payable on May 1, 2002, shall instead be added to principle as of May 1, 2002, and shall thereafter accrue interest at the rate then applicable to Advances hereunder; (J) interest accrued during the month of May, 2002, otherwise due and payable on June 1, 2002, shall instead be added to principle as of June 1, 2002, and shall thereafter accrue interest at the rate then applicable to Advances hereunder; (K) interest accrued during the month of June, 2002, otherwise due and payable on July 1, 2002, shall instead be added to principle as of July 1, 2002, and shall thereafter accrue interest at the rate then applicable to Advances hereunder; and (L) interest accrued during the month of July, 2002, otherwise due and payable on August 1, 2002, shall instead be added to principle as of August 1, 2002, and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

         2.4 Section 3.4 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

                  3.4 TERM. This Agreement shall continue in full force and effect until August 31, 2002 (the "Maturity Date"). The foregoing notwithstanding, the Required Lenders shall have the right to terminate the obligations of the Lenders under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

         2.5 Section 7.1 of the Loan Agreement hereby is amended by adding the following new subsection (g) immediately after subsection
                  (f) appearing in such Section:

                  (g) subject to the Madeleine Intercreditor Agreement, the Madeleine Indebtedness in an aggregate principal amount outstanding at any one time not to exceed $11,000,000.

         2.6 Section 7.20 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

                  (a) Minimum EBITDA. Borrower will not permit its EBITDA for each period shown on the chart below, measured at the end of each such period, to be less than the amount set forth opposite each such period:




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
               PERIOD                                          CUMULATIVE EBITDA
               ------                                          ----------------

January 1, 2002 through
March 31, 2002                                                 $       (450,000)
                                                               ----------------
January 1, 2002 through
June 30, 2002                                                  $        275,000
                                                               ----------------
January 1, 2002 through
August 31, 2002                                                $        725,000
                                                               ================


III. WAIVERS IN CONNECTION WITH THE LOAN AGREEMENT. Upon the Eighth Amendment Effective Date, the parties agree to certain waivers as follows:

         3.1 Waiver of Certain Financial Covenants for the Quarters Ended September 30, 2001 and December 31, 2001. Agent hereby waives any Default or Event of Default solely with respect to Borrower's failure to comply with Sections 7.20(a), 7.20(b), 7.20(c), 7.20(d), 7.20(e), 7.20(f), and 7.20(g), only for the periods ending September 30, 2001 and December 31, 2001.

         3.2 Waiver of Restrictions Upon Overadvances. Agent hereby waives any Default or Event of Default that has or would have occurred solely with respect to Borrower's failure to comply with Section 2.5 for the time period prior to and including the Eighth Amendment Effective Date.

IV. CONDITIONS PRECEDENT TO AMENDMENT. The satisfaction of each of the following unless waived or deferred by Lenders, in their sole discretion, shall constitute conditions precedent to the effectiveness of this Amendment and each and every provisions hereof:

         4.1 Agent shall have received this Amendment, in form and substance satisfactory to Agent, duly executed by each party hereto, and in full force and effect;

         4.2 The representations and warranties in this Amendment, the Loan Agreement as amended by this Amendment, and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

         4.3 No Default or Event of Default (except for the Events of Default specified in Sections 3.1 and 3.2) shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein;




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         4.4      No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower, Agent or any of the Lenders;

         4.5 Agent shall have received executed copies of all agreements, instruments, and other documents entered into or executed in connection with the Madeleine Indebtedness, including without limitation the Madeleine Intercreditor Agreement, each of which shall be in form and substance satisfactory to Agent; and

         4.6 Agent shall have received evidence satisfactory to Agent that the transactions to be consummated on the effectiveness of each of the agreements, instruments, and other documents entered into or executed in connection with the Madeleine Indebtedness have been consummated.

V. REPRESENTATIONS AND WARRANTIES. Each Borrower hereby represents and warrants to the Lenders that (a) the execution, delivery, and performance of this Amendment and of the Loan Agreement, as amended by this Amendment, are within such Borrower's corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or Governmental Authority, or of the terms of its Governing Documents, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected, (b) this Amendment and the Loan Agreement, as amended by this Amendment, constitute such Borrower's legal, valid, and binding obligation, enforceable against such Borrower in accordance with its terms, and (c) this Amendment has been duly executed and delivered by such Borrower.

VI. CHOICE OF LAW. THE VALIDITY OF THIS AMENDMENT, ITS CONSTRUCTION, INTERPRETATION AND ENFORCEMENT, THE RIGHTS OF THE PARTIES HEREUNDER, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

VII. COUNTERPARTS; TELEFACSIMILE EXECUTION. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.




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VIII.    EFFECT ON LOAN AGREEMENT. The Loan Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an amendment of, any right, power, or remedy of Agent or any Lender under the Loan Agreement, as in effect prior to the date hereof.

IX. FURTHER ASSURANCES. Each Borrower shall execute and deliver all agreements, documents, and instruments, in form and substance satisfactory to Agent, and take all actions as Agent may reasonably request from time to time, to perfect and maintain the perfection and priority of Liens in the Collateral held by Agent for the benefit of the Lenders and to fully consummate the transactions contemplated under this Amendment and the Loan Agreement, as amended by this Amendment.

X.       MISCELLANEOUS.

         10.1 Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to "the Loan Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

         10.2 The Loan Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of each Borrower to Agent and Lenders.

                            [signature page follows]





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                  IN WITNESS WHEREOF, the parties have entered into this
Amendment as of the date first above written.

                    PHONETEL TECHNOLOGIES, INC.,
                    an Ohio corporation

                    By /s/ John D. Chichester
                      ---------------------------------------------------
                    Name:  John D. Chichester
                    Title: President and Chief Executive Officer


                    CHEROKEE COMMUNICATIONS, INC.,
                    a Texas corporation

                    By /s/ John D. Chichester
                      ---------------------------------------------------
                    Name:  John D. Chichester
                    Title: President and Chief Executive Officer


                    FOOTHILL CAPITAL CORPORATION, a
                    California corporation, as Agent and a Lender

                    By /s/ Amy Lam
                      ---------------------------------------------------
                    Name:  Amy Lam
                    Title: Vice President


                    FOOTHILL PARTNERS III, L.P.,
                    a Delaware limited partnership, as a Lender

                    By /s/ Dennis R. Ascher
                      ---------------------------------------------------
                    Name:  Dennis R. Ascher
                    Title: Managing Member


                    ABLECO FINANCE LLC,
                    a Delaware limited liability company,
                    as a Lender and as agent for its affiliate assigns

                    By /s/ Kevin Genda
                      ---------------------------------------------------
                    Name:  Kevin Genda
                    Title: Senior Vice President and Chief Credit
                           Officer